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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-41465) pertaining to the Amended and Restated 1996 Equity Incentive Plan of AutoCyte, Inc. and the Registration Statement (Form S-8
No. 333-41467) pertaining to the 1997 Director Stock Option Plan of our report dated February 13, 1998, with respect to the consolidated financial statements of AutoCyte, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                    /s/ Ernst & Young LLP

Raleigh, North Carolina
March 26, 1998